UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2006

AVATECH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

10715 Red Run Boulevard, Suite 101, Owings Mills, Maryland 21117

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (410) 581-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment on Form 8-K/A amends the Current Report on Form 8-K filed by Avatech Solutions, Inc. (the “Company”) on June 1, 2006 and is being filed to provide certain financial and other information required by Item 9.01 of that form.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The (i) audited consolidated balance sheets of Sterling Systems & Consulting Inc. and Affiliates (“Sterling”) as of December 31, 2005 and 2004 and the related consolidated statements of income, changes in shareholders’ and members’ equity and cash flows of Sterling for the years then ended; and (ii) the unaudited balance sheets of Sterling as of May 30, 2006 (date of acquisition) and May 31, 2005, and the related consolidated statements of income, changes in shareholders’ and members’ equity, and cash flows of Sterling for the five months ended May 30, 2006 and May 31, 2005, are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma financial information of the Company relating to the acquisition of Sterling for the year ended June 30, 2005 and for the nine-month period ended March 31, 2006 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d)	Exhibits.

Exhibit 10.1	Stock Purchase Agreement dated May 30, 2006 (filed herewith).

Exhibit 10.2	Member Interest Purchase Agreement dated May 30, 2006 - Ohio (filed herewith).

Exhibit 10.3	Member Interest Purchase Agreement dated May 30, 2006 - Indiana (filed herewith).

Exhibit 23.1	Consent of Independent Certified Public Accounting Firm (filed herewith).

Exhibit 99.1	Sterling financial statements (filed herewith).

Exhibit 99.2	Unaudited pro forma financial information (filed herewith).

Exhibit 99.3	Press release dated May 31, 2006**

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVATECH SOLUTIONS, INC.

Date: September 27, 2006	By:	/s/ Lawrence Rychlak
Lawrence Rychlak
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement dated May 30, 2006 (filed herewith).

10.2	Member Interest Purchase Agreement dated May 30, 2006 - Ohio (filed herewith).

10.3	Member Interest Purchase Agreement dated May 30, 2006 - Indiana (filed herewith).

23.1	Consent of Independent Certified Public Accounting Firm (filed herewith).

99.1	Sterling financial statements (filed herewith).

99.2	Unaudited pro forma financial information (filed herewith).

99.3	Press release dated May 31, 2006**

**	Previously filed.